Oppenheimer Bond Fund for Growth Fund
                            Exhibit 24(b)(16) to Form N-1A
                        Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term       Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  06/27/95               0.1107796         0.0000000               13.700
  09/27/95               0.2530837         0.0000000               14.600
  12/27/95               0.3139476         0.4910000               13.870
  03/26/96               0.1578739         0.0000000               14.080
  06/25/96               0.1799340         0.0000000               14.130
  09/24/96               0.1889631         0.0000000               14.230
  12/31/96               0.1976655         0.3475000               14.270
  03/31/97               0.1555159         0.0000000               14.390
  06/30/97               0.1823967         0.0000000               15.360
  09/30/97               0.1586439         0.0000000               16.400
  12/31/97               0.2190777         0.8723900               15.320


Class B Shares
  06/27/95               0.0863308         0.0000000               13.720
  09/27/95               0.2251400         0.0000000               14.620
  12/27/95               0.2907753         0.4910000               13.890
  03/26/96               0.1313023         0.0000000               14.100
  06/25/96               0.1531960         0.0000000               14.150
  09/24/96               0.1619568         0.0000000               14.250
  12/31/96               0.1684187         0.3475000               14.290
  03/31/97               0.1298233         0.0000000               14.410
  06/30/97               0.1544325         0.0000000               15.380
  09/30/97               0.1292714         0.0000000               16.420
  12/31/97               0.1840523         0.8723900               15.350


Class C Shares
  03/26/96               0.0223516         0.0000000               14.080
  06/25/96               0.1509363         0.0000000               14.130
  09/24/96               0.1618685         0.0000000               14.220
  12/31/96               0.1684751         0.3475000               14.270
  03/31/97               0.1289587         0.0000000               14.380
  06/30/97               0.1540392         0.0000000               15.350
  09/30/97               0.1292332         0.0000000               16.390
  12/31/97               0.1848538         0.8723900               15.320


Class M Shares
  12/31/87               0.0520000         0.0800000                8.500
  03/25/88               0.1300000         0.0000000                9.470
  06/24/88               0.1300000         0.0000000                9.710
  09/23/88               0.1300000         0.0000000                9.350
  12/30/88               0.1452000         0.0000000                9.030
  03/27/89               0.1300000         0.0000000                9.040
  06/23/89               0.1300000         0.0000000                9.260
  09/25/89               0.1300000         0.0000000                9.700
  12/28/89               0.2062500         0.0000000                9.110
  03/23/90               0.1400000         0.0000000                8.740

Oppenheimer Bond Fund for Growth
Page 2


  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class M Shares (Continued)
  06/22/90               0.1500000         0.0000000                8.970
  09/21/90               0.1450000         0.0000000                8.010
  12/28/90               0.1200000         0.0000000                7.840
  03/22/91               0.1200000         0.0000000                8.520
  06/21/91               0.1400000         0.0000000                8.560
  09/23/91               0.1900000         0.0000000                8.960
  12/30/91               0.2487500         0.0000000                9.320
  03/25/92               0.1650000         0.0000000               10.140
  06/24/92               0.1800000         0.0000000               10.050
  09/24/92               0.1900000         0.0000000               10.770
  12/30/92               0.2450000         0.0000000               11.370
  03/23/93               0.1500000         0.0000000               12.060
  06/23/93               0.1600000         0.0000000               11.880
  09/27/93               0.1700000         0.0000000               12.920
  12/30/93               0.1700000         0.0000000               13.110
  03/25/94               0.1500000         0.0000000               13.550
  06/24/94               0.1800000         0.0000000               12.720
  09/27/94               0.1800000         0.0000000               13.100
  12/30/94               0.1780000         0.1400000               12.200
  03/28/95               0.1600000         0.0000000               12.810
  06/27/95               0.1696983         0.0000000               13.700
  09/27/95               0.2370737         0.0000000               14.600
  12/27/95               0.3010995         0.4910000               13.870
  03/26/96               0.1402294         0.0000000               14.080
  06/25/96               0.1625322         0.0000000               14.130
  09/24/96               0.1713124         0.0000000               14.220
  12/31/96               0.1784435         0.3475000               14.270
  03/31/97               0.1391322         0.0000000               14.390
  06/30/97               0.1637998         0.0000000               15.350
  09/30/97               0.1392630         0.0000000               16.390
  12/31/97               0.1962389         0.8723900               15.320


























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Oppenheimer Bond Fund for Growth
Page 3



1. Average Annual Total Returns for the Periods Ended 12/31/97:

   The formula for calculating average annual total return is as follows:

   1/number of years = n       {(ERV/P)^n} - 1 = average annual total return

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum               Examples at NAV:
  sales charge of 5.75%:

  One Year                                 One Year

  {($1,119.39/$1,000)^ 1} - 1  = 11.94%    {($1,187.67/$1,000)^ 1} - 1  = 18.77%

  Inception                                Inception

  {($1,424.35/$1,000)^.3750}-1 = 14.18%    {($1,511.26/$1,000)^.3750}- 1= 16.75%


Class B Shares

Examples, assuming a maximum               Examples at NAV:
  contingent deferred sales charge
  of 5.00% for the first year, and
  3.00% for the inception year:

  One Year                                 One Year

  {($1,129.28/$1,000)^ 1} - 1  =  12.93%  {($1,179.28/$1,000)^ 1} - 1  =  17.93%

  Inception                                Inception

  {($1,453.26/$1,000)^.3750}- 1 = 15.05%  {($1,483.26/$1,000)^.3750}- 1 = 15.93%


Class C Shares

Examples, assuming a maximum               Examples at NAV:
  contingent deferred sales charge
  of 1.00% for the first year, and
  0.00% for the inception year:

  One Year                                 One Year

  {($1,168.79/$1,000)^ 1} - 1  =  16.88%  {($1,178.80/$1,000)^ 1} - 1  =  17.88%

  Inception                                Inception

  {($1,270.06/$1,000)^.5538}- 1 = 14.16%  {($1,270.06/$1,000)^.5538}- 1 = 14.16%

Oppenheimer Bond Fund for Growth
Page 4


1. Average Annual Total Returns for the Periods Ended 12/31/97(Continued):

Class M Shares

Examples, assuming a maximum               Examples at NAV:
  sales charge of 3.25%:

  One Year                                 One Year

  {($1,143.50/$1,000)^ 1} - 1  = 14.35%    {($1,181.92/$1,000)^ 1} - 1  = 18.19%

  Five Year                                Five Year

  {($1,892.72/$1,000)^.2} - 1  = 13.61%    {($1,956.29/$1,000)^.2} - 1  = 14.36%

  Ten Year                                 Ten Year

  {($3,563.20/$1,000)^.1} - 1  = 13.55%    {($3,682.90/$1,000)^.1} - 1  = 13.92%












































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Oppenheimer Bond Fund for Growth
Page 5


2.  Cumulative Total Returns for the Periods Ended 12/31/97:

    The formula for calculating cumulative total return is as follows:

   (ERV - P) / P  =  Cumulative Total Return



Class A Shares

Examples, assuming a maximum               Examples at NAV:
  sales charge of 5.75%:

  One Year                                 One Year

  $1,119.39 - $1,000/$1,000   = 11.94%     $1,187.67 - $1,000/$1,000   = 18.77%

  Inception                                Inception

  $1,424.35 - $1,000/$1,000   = 42.44%     $1,511.26 - $1,000/$1,000   = 51.13%



Class B Shares

Examples, assuming a maximum               Examples at NAV:
  contingent deferred sales charge
  of 5.00% for the first year, and
  3.00% for the inception year:

  One Year                                 One Year

  $1,129.28 - $1,000/$1,000   = 12.93%     $1,179.28 - $1,000/$1,000   = 17.93%

  Inception                                Inception

  $1,453.26 - $1,000/$1,000   = 45.33%     $1,483.26 - $1,000/$1,000   = 48.33%



Class C Shares

Examples, assuming a maximum               Examples at NAV:
  contingent deferred sales charge
  of 1.00% for the first year, and
  0.00% for the inception year:

  One Year                                 One Year

  $1,168.79 - $1,000/$1,000   = 16.88%     $1,178.80 - $1,000/$1,000   = 17.88%

  Inception                                Inception

  $1,270.06 - $1,000/$1,000   = 27.01%     $1,270.06 - $1,000/$1,000   = 27.01%

Oppenheimer Bond Fund for Growth
Page 6


2.  Cumulative Total Returns for the Periods Ended 12/31/97: (Continued)

Class M Shares

Examples, assuming a maximum               Examples at NAV:
  sales charge of 3.25%:

  One Year                                 One Year

  $1,143.50 - $1,000/$1,000   =  14.35%    $1,181.92 - $1,000/$1,000   =  18.19%

  Five Year                                Five Year

  $1,892.72 - $1,000/$1,000   =  89.27%    $1,956.29 - $1,000/$1,000   =  95.63%

  Ten Year                                 Ten Year

  $3,563.20 - $1,000/$1,000   = 256.32%    $3,682.90 - $1,000/$1,000   = 268.29%













































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Oppenheimer Bond Fund for Growth
Page 7


3.  Standardized Yield for the 30-Day Period Ended 12/31/97:

    The Fund's standardized yields are calculated using the following formula set forth in the SEC rules:

                    a - b          6
     Yield =  2 { (--------  +  1 )  -  1 }
                   cd or ce

   The symbols above represent the following factors:

     a = Dividends and interest earned during the 30-day period.
     b = Expenses accrued for the period (net of any expense
           reimbursements).
     c = The average daily number of Fund shares outstanding during the 30-day period that were entitled to receive dividends. d = The Fund's maximum offering price (including sales charge)
           per share on the last day of the period.
     e = The Fund's net asset value (excluding contingent deferred sales charge) per share on the last day of the period.

Class A Shares

Example, assuming a maximum sales charge of 5.75%:

         $  804,991.90 - $149,053.17       6
      2{(--------------------------- +  1)  - 1}  = 4.21%
            11,596,191  x  $16.25


Class B Shares

Example at NAV:

         $1,615,916.02 - $529,703.48       6
      2{(--------------------------- +  1)  - 1}  = 3.69%
            23,201,813  x  $15.35


Class C Shares

Example at NAV:


         $  358,020.11 - $116,635.87       6
      2{(--------------------------- +  1)  - 1}  = 3.70%
             5,145,343  x  $15.32


Class M Shares

Example, assuming a maximum sales charge of 3.25%:

         $1,255,834.73 - $354,447.07       6
      2{(--------------------------- +  1)  - 1}  = 3.76%
            18,327,174  x  $15.83

Oppenheimer Bond Fund for Growth
Page 8


4.  DIVIDEND YIELDS FOR THE 30-DAY PERIOD ENDED 12/31/97:

The Fund's dividend yields are calculated using the following formula:

             Dividend Yield   =  (a x 4) / b or c

    The symbols above represent the following factors:

   a = The last dividend earned during the period.
   b = The Fund's maximum offering price (including sales charge)
       per share on payable date.
   c = The Fund's net asset value (excluding sales charge) per share on payable date.

Examples:

Class A Shares

  Dividend Yield
  at Maximum Offering    $.2190777 x 4 / $16.25  = 5.39%


  Dividend Yield
  at Net Asset Value     $.2190777 x 4 / $15.32  = 5.72%


Class B Shares

  Dividend Yield
  at Net Asset Value     $.1840523 x 4 / $15.35  = 4.80%


Class C Shares

  Dividend Yield
  at Net Asset Value     $.1848538 x 4 / $15.32  = 4.83%


Class M Shares

  Dividend Yield
  at Maximum Offering    $.1962389 x 4 / $15.83  = 4.96%


  Dividend Yield
  at Net Asset Value     $.1962389 x 4 / $15.32  = 5.12%